                                                                     EXHIBIT 3.2

                        AMENDED AND RESTATED BYLAWS OF

                            OZARK BANKSHARES, INC.

                        (Restated as of March 13, 1997)


                              ARTICLE I. OFFICES


     SECTION 1. The principal office of Ozark Bankshares, Inc. (referred to herein as the "corporation") in the State of Arkansas shall be located in the City of Little Rock, County of Pulaski.

     SECTION 2. The corporation may have such other offices, either within or without the State of Arkansas, as the Board of Directors may designate or as the business of the corporation may require from time to time.


                           ARTICLE II.  SHAREHOLDERS


     SECTION 1.  Annual Meeting.  The annual meeting of the shareholders shall
                 --------------
be held at 1:00 p.m. on such date between the first Tuesday of January and the first Tuesday of April, or at any other date and time, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, the meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting of Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as may be convenient.

     Other than business placed on the agenda by the Board of Directors, no business shall be deemed to have been properly brought before the annual meeting unless a written proposal for the consideration of such business shall have been delivered to the Secretary of the corporation at least 30 days in advance of the end of the fiscal year of the corporation. The Board of Directors may waive the requirement of timely written notice if the party proposing the business is the record owner at the time of proposal of more than 25% of the voting stock of the corporation.

     SECTION 2.  Special Meetings.  Special meetings of the shareholders, for
                 ----------------
any purpose or purposes, may be called by the Chairman of the Board, Chief Executive Officer, the President, the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose power and authority, as expressly provided in these Bylaws or in a resolution of the Board of Directors, include the power to call such meetings, and a special meeting shall be called by the Chairman, Chief Executive Officer, or President at the request of the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting, if such holders have signed, dated, and delivered to the Secretary of the corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

     SECTION 3.  Place of Meeting.  The Board of Directors may designate any
                 ----------------
place, either within or without the State of Arkansas, as the place of meeting for any annual or special meeting of the shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation in the State of Arkansas.

     SECTION 4.  Notice of Meeting.  Unless otherwise prescribed by applicable
                 -----------------
law, written notice stating the place, date and time of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be given either by mail or in person to each shareholder of record entitled to vote at such meeting, not less than sixty (60) days nor more than seventy five (75) days before the date of the meeting if a proposal to increase the authorized capital stock or bond indebtedness of the corporation is to be submitted, and not less than ten (10) days nor more than sixty (60) days before the date of the meeting, in all other cases. If mailed, such notice shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, and addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the corporation.

     SECTION 5.  Date for Determination of Shareholders of Record.  In order
                 ------------------------------------------------
that the corporation may determine the shareholders (i) entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, (ii) entitled to receive payment of any dividend or other distribution or allotment of any rights, (iii) entitled to exercise any rights in respect of any change, conversion, or exchange of stock or (iv) for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of any such meeting or other action. If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts a resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for the
--------  -------
adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     SECTION 6.  Voting Lists.  After fixing the record date for a meeting, the
                 ------------
Secretary shall prepare an alphabetical listing of the names of all of the shareholders of the corporation who are entitled to notice of the shareholders meeting, which list must be arranged by voting-group and must show the address of and number of shares held by each such shareholder. The shareholders list must be made available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, and the agents and attorneys of shareholders, shall be entitled on written demand to inspect and, subject to the requirements of Ark. Code Ann. 4-27-1602C, to copy the list, at the shareholder's expense, during regular business hours during the period the list is available for inspection. The corporation shall make the shareholders list available at the meeting, and any shareholder, and any agent or attorney of any shareholder, shall be entitled to inspect the list at any time during the meeting or any adjournment thereof.

     SECTION 7.  Quorum; Vote Required For Action.  Unless otherwise provided by
                 --------------------------------
applicable law, a majority of the votes entitled to be cast on a matter by the shareholders of the corporation represented in person or by proxy shall constitute a quorum for purposes of such matter at any meeting of shareholders. Unless otherwise provided by applicable law, the Articles of Incorporation, or these Bylaws, (i) a plurality of the votes cast at a meeting at which a quorum is present is required for election of directors and (ii) a majority of the votes cast at a meeting at which a quorum is present shall decide every question or matter (other than election of directors) submitted to the shareholders at such meeting.

     SECTION 8.  Proxies.  Each shareholder entitled to vote at a meeting of
                 -------
shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its effective date, unless the proxy expressly provides for a longer period. A duly executed proxy shall be revocable unless the appointment form conspicuously states that it is irrevocable and is coupled with an interest sufficient at law to support an irrevocable power. An irrevocable proxy is revoked when the interest with which it is coupled is extinguished. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the corporation an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Proxies shall be dated and shall be filed with the Secretary of the Corporation before or at the time of the meeting.

     SECTION 9.  Voting of Shares.  Subject to the provisions of these Bylaws,
                 ----------------
and particularly the following section hereof, each outstanding share of any class or series of stock entitled to vote with respect to a particular matter shall be entitled to one vote upon such matter when submitted to a vote of shareholders.

     SECTION 10.  Voting of Shares by Certain Holders.
                  -----------------------------------

     (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     (b) Shares held by an administrator, executor, guardian or conservator may be voted by such fiduciary, either in person or by proxy, without a transfer of such shares into the fiduciary's name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy.

     (c) Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name, if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

     (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     (e) Shares of the corporation's own stock held as treasury shares or otherwise belonging to the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 11.  No Cumulative Voting.  No Shareholder of any class or series
                  --------------------
of stock shall have any right of cumulative voting in the election of directors.

     SECTION 12.  Action by Shareholders.  Shareholder action on proposals to
                  ----------------------
increase the capital stock or bond indebtedness of the corporation may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the shareholders of the corporation. Any other action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All written consents executed by one or more shareholders shall be included in the minutes or otherwise filed with the corporate records. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. In addition, if by law notice of the proposed action must be given to non-voting shareholders and the action is to be taken by written consent of the voting shareholders, the corporation shall give its non-voting shareholders written notice of the proposed action at least ten (10) days before the action is taken.

     SECTION 13.  No Preemptive Rights.  No Shareholder of any class or series
                  --------------------
of stock shall have any preemptive rights to purchase or subscribe for any unissued stock of any class or series of stock now existing or hereafter authorized.

     SECTION 14.  Adjournments.  Any meeting of shareholders, annual or special,
                  ------------
at which a quorum is present may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in the manner provided in these Bylaws.

     SECTION 15.  Organization.  Meetings of shareholders shall be presided over
                  ------------
by the Chairman of the Board of Directors or the President, or in their absence by a Vice President, or in the absence of the foregoing persons by a presiding officer designated by the Board of Directors, or in the absence of such designation by a presiding officer chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

                         ARTICLE III.  BOARD OF DIRECTORS

     SECTION 1.  General Powers.  The business and affairs of the corporation
                 --------------
shall be managed by its Board of Directors and in the management of the business and affairs of the Corporation, the Board of Directors shall have, without limitation, all the powers accorded Boards of Directors by law and the powers accorded the Board of Directors in the Amended and Restated Articles of Incorporation.

     SECTION 2.  Number Tenure and Qualifications.  The Board of Directors of
                 --------------------------------
the corporation shall consist of not less than three (3) nor more than fifteen
(15) individuals, as the number is fixed from time to time by resolution of the Board of Directors. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been duly elected and qualified.

     SECTION 3.  Regular Meetings.  A regular meeting of the Board of Directors
                 ----------------
may be held without other notice than this bylaw immediately before or after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4.  Special Meetings.  Special meetings of the Board of Directors
                 ----------------
may be called by or at the request of the Chairman, Chief Executive Officer, or President or two-thirds (2/3) of the then authorized number of directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5.  Place of Meetings.  Regular meetings of the Board of Directors
                 -----------------
which coincide with meetings of the shareholders shall be held at the same place as the shareholders' meeting. Other meetings of the Board of Directors shall be held at such place as is designated in the notice of the meeting, either within or without the State of Arkansas. A waiver of notice signed by all directors entitled to vote at a meeting may designate any place, either within or without the State of Arkansas, as the place for holding such meeting. If no designation is made, the Board of Directors' meeting shall be held at the principal office of the corporation.

     SECTION 6.  Notice.  Notice of the date, time and place of any special
                 ------
meeting of the Board of Directors shall be given at least two (2) days prior to the meeting by written notice delivered personally or mailed to each director at his or her business address, or by facsimile or telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by facsimile, such notice shall be deemed to be delivered when verbal communication of receipt is obtained. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is dispatched by the telegraph company. Any director may waive notice of any meeting. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 7.  Quorum; Vote Required for Action.  At all meetings of the Board
                 --------------------------------
of Directors or any committee designated by the Board of Directors, a majority of directors at a meeting of the Board of Directors or a majority of the members of a committee of the Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors or committee as the case may be, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors or committee thereof, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 8.  Organization.  Meetings of the Board of Directors shall be
                 ------------
presided over by the Chairman of the Board, if any, or in the absence of the Chairman, by a Vice Chairman of the Board, if any, or in the absence of the Vice Chairman by the President, or in the absence of all of the foregoing, by a chairman chosen at the meeting. The Chairman shall appoint a Secretary of the Board, who may or may not be a member of the Board, to act as secretary of the meeting, but in the absence of the Secretary of the Board, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 9.  Vacancies.  Any vacancy occurring on the Board of Directors may
                 ---------
be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, unless otherwise provided by applicable law. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 10.  Compensation.  By resolution of the Board of Directors, each
                  ------------
director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated fee as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 11.  Presumption of Assent.  A director of the corporation who is
                  ---------------------
present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent or abstention shall be entered in the minutes of the meeting, or unless the director (i) objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding of the meeting or to the transaction of business at the meeting, or (ii) delivers a written dissent or abstention to such action to the presiding officer of the meeting before the adjournment thereof or to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

     SECTION 12.  Informal Action by Directors.  Unless the Articles of
                  ----------------------------
Incorporation or these Bylaws otherwise expressly provide, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the consents are filed with the minutes of the proceedings of the Board or such committee. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

     SECTION 13.  Committees.  Unless otherwise provided by the Articles of
                  ----------
Incorporation or these Bylaws, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. A committee may not, however:

     (a)  authorize distributions;

     (b) approve or propose to stockholders actions for which stockholder approval is required by law;

     (c) fill vacancies on the Board of Directors or on any of its committees;

     (d) amend articles of incorporation;

     (e) adopt, amend, or repeal bylaws;

     (f) approve a plan of merger not requiring stockholder approval;

     (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

     (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within the limits specifically prescribed by the Board of Directors.

     Each committee shall serve at the pleasure of the Board of Directors and shall act only in intervals between meetings of the Board of Directors, and shall in all respects be subject to the control and direction of the Board of Directors. Any act or authorization of any act by any committee, within the authority delegated above, shall be as effective for all purposes as the act or authorization of the Board of Directors; provided that the designation of such committees and the delegation of authority to them shall not operate to relieve the Board of Directors of any responsibility imposed upon it by law.

     SECTION 14.  Advisory Directors.  The Board of Directors may appoint one or
                  ------------------
more advisory directors who will not actually serve as members of the Board. Such advisory directors shall only act in an advisory capacity and shall have no power of final decision in any matters concerning the corporation.

     SECTION 15.  Telephonic Meetings Permitted.  Members of the Board of
                  -----------------------------
Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     SECTION 16.  Resignations.  A director may resign at any time by filing a
                  ------------
written resignation with the Secretary.

     SECTION 17.  Proxies.  Directors may not vote by proxy.
                  -------

                             ARTICLE IV.  OFFICERS

     SECTION 1.  Number.  The officers of the corporation shall be a President,
                 ------
one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer/Chief Financial Officer, each of whom shall be elected by the Board of Directors. Such other officers as may be deemed necessary may be elected or appointed by the Board of Directors, including but not limited to a Chairman or a Chief Executive Officer. Any number of offices may be held by the same person.

     SECTION 2.  Election and Term of Office.  The officers of the corporation
                 ---------------------------
shall be elected by the Board of Directors at its first meeting after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as is reasonably practical. Each officer shall hold office until his or her successor is duly elected and qualified, or until death, resignation or removal from office in the manner provided herein.

     SECTION 3.  Removal.  Any officer or agent of the corporation may be
                 -------
removed by the Board of Directors, with or without cause, whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contractual rights whatsoever.

     SECTION 4.  Vacancies.  A vacancy in any office because of death,
                 ---------
resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5.  Chairman of the Board.  The Board of Directors may, in its
                ----------------------
discretion, elect a separate Chairman who shall be an officer of the corporation and shall have responsibility for presiding at all meetings of shareholders and the Board of Directors, executing certificates for shares of the corporation, and taking such other action on behalf of the corporation as shall be specifically authorized by the Board of Directors. Should the Board of Directors fail to elect a separate Chairman or in the absence or incapacity of the Chairman, the ranking executive officer of the corporation shall serve as Chairman.

     SECTION 6.  Chief Executive Officer.  The Chief Executive Officer, if one
                 -----------------------
be specifically designated by the Board of Directors, shall be the ranking executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He may sign with the Secretary or any other proper officer of the corporation, thereunto authorized by the Board of Directors certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the Board of Directors from time to time.

     SECTION 7.  President.  The President shall serve as an executive officer
                 ---------
of the corporation subordinate only to the Chief Executive Officer and, subject to the control of the Chief Executive Officer and the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The Board of Directors may establish separate and distinct areas of responsibility for the president. The President may sign with the Secretary or any other proper officer of the corporation, thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the Board of Directors from time to time.

     SECTION 8.  The Vice Presidents.  In the absence of the President or in the
                 -------------------
event of his death, inability or refusal to act, the highest ranking Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Vice Presidents shall perform such duties, and shall have such varying degrees of rank and responsibilities, as from time to time may be assigned to them by the Chief Executive Officer or the President or by the Board of Directors.

     SECTION 9.  The Secretary.  The Secretary shall:  (a) keep the minutes of
                 -------------
the Shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the Chairman, Chief Executive Officer or President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, President or by the Board of Directors.

     SECTION 10.  Treasurer/Chief Financial Officer.  If required by the Board
                  ---------------------------------
of Directors, the Treasurer/Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsover, and deposit all such moneys in the name of the corporation in such books, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer/Chief Financial Officer and such other duties from time to time may be assigned to him by the Chief Executive Officer, President or by the Board of Directors.

     SECTION 11.  Assistant Secretary.  The Assistant Secretary, or if there be
                  -------------------
more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 12.  Salaries.  The salaries of the officers shall be fixed from
                  --------
time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

     SECTION 13.  Voting Shares in Other Corporation. In the absence of other
                  ----------------------------------
arrangements by the Board of Directors, shares of stock issued by any other corporation and owned or controlled by this corporation may be voted at any shareholders' meeting of the other corporation by the Chief Executive Officer of this corporation or, if he is not present at the meeting, the shares may be voted by the President of the corporation or by such person as the Chief Executive Officer or the President, along with the Secretary, shall have duly designated in writing as proxy to represent the corporation at the meeting.

                                   ARTICLE V
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

   SECTION 1.  Contracts.  The Board of Directors may authorize any officer or
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officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2.  Loans.  No loans shall be contracted on behalf of the
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corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3.  Checks, Drafts, etc.  All checks, drafts or other orders for
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the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4.  Deposits.  All funds of the corporation not otherwise employed
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shall be deposited from time to time to credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                      ARTICLE VI.  CERTIFICATES FOR SHARES
                            AND THE TRANSFER THEREOF

     SECTION 1.  Certificates for Shares.  Certificates representing shares of
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stock in the corporation shall be in such form as shall be determined by the
Board of Directors. Such certificates shall be signed by the Chairman, Chief Executive Officer or President and by the Secretary or by an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issued therefor upon such terms and indemnity to the corporation as these Bylaws and the Board of Directors may prescribe.

     SECTION 2.  Transfer of Shares.  Upon surrender to the corporation or the
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transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 3.  Lost, Destroyed or Mutilated Stock Certificates; Issuance of
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New Certificates.  The Board of Directors may direct a new certificate or
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certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 4.  Classes of Stock Designation.  If the corporation shall be
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authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock;

provided, however, except as otherwise provided by Arkansas law, in lieu of the
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foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each shareholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

                  ARTICLE VII.  INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

     SECTION 1.  Right to Indemnification.  Every person who was or is a party
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or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or as its enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Arkansas Business Corporation Act of 1987, as amended and as the same may be amended hereafter, against all expenses, liabilities, and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such right of indemnification shall not be exclusive of any other right which such director or officer may have or hereafter acquire and, without limiting the generality of such statement, he shall be entitled to his rights of indemnification under any agreement, vote of stockholders, provision of law, or otherwise, as well as his rights under this paragraph.

                    ARTICLE VIII.  MISCELLANEOUS PROVISIONS

     SECTION 1.  Fiscal Year.  The fiscal year of the corporation shall begin on
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the first day of January and end on the last day of December in each year.

     SECTION 2.  Dividends.  Dividends upon the capital stock of the
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corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

     Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 3.  Corporate Seal.  The Board of Directors may provide a corporate
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seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words "Corporate Seal."
A corporate seal shall not be mandatory for the validity of any contract, instrument or other document properly executed by any authorized officer or officers of the corporation.

     SECTION 4.  Waiver of Notice.  Any written waiver of notice, signed by the
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person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, unless the person at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. In addition, attendance of a person at a meeting shall constitute a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter when it is presented. All waivers of notice shall be filed with the minutes of the meeting.

     SECTION 5.  Interested Directors; Quorum.  No contract or transaction
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between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person's votes are counted for such purposes, if: (1) the material facts regarding such person's relationship or interest in the contract or transaction are disclosed or known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the number of disinterested directors constitutes less than a quorum; or (2) the material facts as to such person's relationship or interest in the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (3) the contract or transaction is fair to the corporation. If a majority of the disinterested directors vote to authorize, approve, or ratify the contract or transaction, a quorum shall be deemed present for purpose of taking action under this Section 5. If the contract or the transaction is approved by shareholders, the shares owned by or voted under the control of an interested director or an interested corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall not be counted in the vote of shareholders. The vote of such shares, however, shall be counted in determining whether the transaction or contract is approved under the Articles of Incorporation or the Arkansas Business
Corporation Act of 1987. A majority of the shares that are entitled to be counted in a vote on the transaction or contract under this Section 5 constitutes a quorum for the purpose of taking action under this Section 5.

     SECTION 6.  Form of Records.  Any records maintained by the corporation in
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the regular course of its business, including a stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, computer diskette or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     SECTION 7.  Amendments of Bylaws.  Subject to the laws of the State of
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Arkansas and the provisions of the Articles of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of shareholders (or at any special meeting thereof duly called for that purpose) by a vote of the shareholders in accordance with Article II, provided that in the notice of such meeting, notice of such purpose shall be given. Subject to the laws of the State of Arkansas, the Articles of Incorporation and these Bylaws, the Board of Directors may by a majority vote of the entire Board of Directors amend these Bylaws, or waive any provisions hereof, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.

     SECTION 8.  Savings.  Prior to the effective date (the "Opt-In Date") of
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any amendment to the articles of incorporation of the corporation pursuant to which the corporation elects to be governed by the provisions of the Arkansas Business Corporation Act of 1987, the affairs of the corporation addressed by these Bylaws shall continue to be conducted in accordance with the provisions of the Arkansas Business Corporation Act of 1965, as amended. If prior to the Opt-In Date, any provision of these Bylaws conflicts with the 1965 Act, the provisions of said act shall control; provided that, any such conflicting provision shall be severable and shall not effect other provisions of these Bylaws that can be given effect without the conflicting provision.

     ADOPTED by the Board of Directors of the corporation effective as of the 13th day of March, 1997.


                                        /s/ Donna Quandt
                                        -----------------------------------
                                        Donna Quandt, Secretary